Exhibit 99.2

Onconova Therapeutics, Inc. Announces Closing of $10 Million Registered Direct Offering of Common Stock Priced At-The-Market

NEWTOWN, PA., Jan. 3, 2020 (GLOBE NEWSWIRE) -- Onconova Therapeutics, Inc. (NASDAQ: ONTX) (“Onconova” or the “Company”), a Phase 3-stage biopharmaceutical company discovering and developing novel products to treat cancer, with an initial focus on myelodysplastic syndromes (MDS), today announced the closing of its previously announced registered direct offering of 27,662,518 shares of its common stock at a purchase price of $0.3615 per share, for aggregate gross proceeds of approximately $10 million in a registered direct offering priced at-the-market under Nasdaq rules.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

The Company intends to use the net proceeds from the offering for working capital and general corporate purposes, including advancing preparations for a planned New Drug Application (NDA) filing to the FDA for intravenous rigosertib in second-line higher-risk MDS in 2020, and advancing preparations for commercialization if the NDA is approved. The Company surpassed 90% of the required enrollment of the INSPIRE Trial in November 2019 and anticipates reporting topline data in the first half of 2020, following full enrollment and reaching the number of required survival events. With the additional proceeds from the offering and the proceeds from recent common stock warrant exercises, the Company believes that it has sufficient funds for operations beyond the first quarter of 2021.

The shares of common stock described above were offered and sold by the Company pursuant to a “shelf” registration statement on Form S-3 (Registration No. 333-221684), including a base prospectus, previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”) on December 28, 2017. The offering of the shares of common stock was made only by means of a prospectus supplement that forms a part of the registration statement. A final prospectus supplement and an accompanying base prospectus relating to the registered direct offering was filed with the SEC and is available on the SEC's website located at http://www.sec.gov. Electronic copies of the prospectus supplement and the accompanying base prospectus may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at 646-975-6996 or e-mail at placements@hcwco.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Onconova Therapeutics, Inc.

Onconova Therapeutics, Inc. is a Phase 3-stage biopharmaceutical company discovering and developing novel small molecule drug candidates to treat cancer, with an initial focus on Myelodysplastic Syndromes (MDS). Using a proprietary chemistry platform, Onconova has created a pipeline of targeted agents designed to work against specific cellular pathways that are important in cancer cells. Advanced clinical trials with the Company’s lead compound, rigosertib, are aimed at what the Company believes are unmet medical needs of patients with MDS. Onconova has conducted trials with two other research compounds and has a pre-clinical program with a CDK4/6 and Ark5 inhibitor, ON 123300. For more information, please visit http://www.onconova.com.

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. These statements relate to Onconova expectations regarding the registered direct offering and the intended use of proceeds, as well as statements relate to Onconova expectations its products, its collaboration with Knight, the INSPIRE Trial and Onconova’s other development plans. Onconova has attempted to identify forward-looking statements by terminology including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes. Although Onconova believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including Onconova's ability to continue as a going concern, the need for additional financing, the success and timing of Onconova's clinical trials and regulatory approval of protocols, Onconova’s ability to maintain its Nasdaq listing, the use of proceeds of this offering and those discussed under the heading “Risk Factors” in Onconova's most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q. Any forward-looking statements contained in this release speak only as of its date. Onconova undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

General Contact

Avi Oler

Onconova Therapeutics, Inc.

267-759-3680

ir@onconova.us

http://www.onconova.com/contact/